Exhibit 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

NRC HEALTH ANNOUNCES FOURTH QUARTER 2025 RESULTS

Fourth quarter TRCV* increased 8% year-over-year to $144.1 million

Cash flow from operations increased 13% year-over-year to $7.2 million

LINCOLN, Nebraska, February 3, 2026 — National Research Corporation, dba NRC Health, (NASDAQ: NRC), a leader in healthcare experience improvement solutions, today announced results for the fourth quarter 2025.

“Our fourth quarter results reflect the strong, disciplined execution happening across NRC Health and the deep trust our customers place in us,” said Trent Green, CEO of NRC Health. “With TRCV reaching $144 million and momentum building across our portfolio, we finished the year with a strong foundation for continued execution. As healthcare leaders navigate unprecedented complexity, our mission—turning human understanding into meaningful, measurable action—has never been more essential. I’m incredibly proud of our teams and energized by the opportunity ahead as we continue helping our partners elevate the experiences of the people they serve.”

Fourth Quarter 2025 Highlights

●	Revenue: Total revenue was $35.2 million for the three months ended December 31, 2025, up 2% quarter-over-quarter
●	Net Income: GAAP net income was $1.8 million, representing 5% of revenue, and Adjusted Net Income* was $3.4 million, representing 10% of revenue
●	Adjusted EBITDA: Adjusted EBITDA* was $8.7 million, representing 25% of revenue
●	Earnings Per Share: GAAP net income per fully diluted share was $0.08 on 21.8 million fully diluted shares; Adjusted net income per diluted share* was $0.16 on 21.8 million fully diluted shares
●	Cash Flow: Net cash from operating activities was $7.2 million, representing 20% of revenue
●	TRCV: Total Recurring Contract Value (TRCV)* was $144.1 million, up 8% year-over-year, and grew sequentially for the fifth consecutive quarter

Full-Year 2025 Highlights

●	Revenue: Total revenue was $137.4 million for the year ended December 31, 2025
●	Net Income: GAAP net income was $11.6 million, representing 8% of revenue, and Adjusted Net Income* was $20.7 million, representing 15% of revenue
●	Adjusted EBITDA: Adjusted EBITDA* was $40.2 million, representing 29% of revenue
●	Earnings Per Share: GAAP net income per fully diluted share was $0.50 on 22.4 million fully diluted shares; Adjusted net income per diluted share* was $0.93 on 22.4 million fully diluted shares
●	Cash Flow: Net cash from operating activities was $26.5 million, representing 19% of revenue

* These financial measures are defined below under the headings “Non-GAAP Financial Measures” and “Total Recurring Contract Value.” Reconciliations of the non-GAAP measures to their most closely comparable GAAP measures are included in the tables in this release.

© NRC Health

NRC Announces Fourth Quarter 2025 Results

February 3, 2026

Dividend Declaration

The Company’s Board of Directors on January 21, 2026, declared a quarterly cash dividend of $0.16 per share. The dividend will be payable on Friday, April 10, 2026, to shareholders of record as of the close of business on Friday, March 27, 2026.

Earnings Call Information

The company will be hosting a conference call to discuss the financial results on Tuesday, February 3, 2026, at 4:30 p.m. ET. A live webcast and replay of the call will be available on the NRC Health Investor Relations website at nrchealth.com/investor-relations.

About NRC Health

For more than 40 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know the patients, families, consumers, employees, and communities they serve on a human level. Guided by its uniquely empathic heritage, human-centered approach, unmatched national market research, and emphasis on consumer preferences, NRC Health is transforming the healthcare experience, creating strong outcomes across the healthcare journey. For more information, email info@nrchealth.com, or visit www.nrchealth.com.

Total Recurring Contract Value

Total Recurring Contract Value, or TRCV, is a measure of revenue expected under our renewable contracts for their respective annual renewal periods and is viewed by management as a projection of our subscription revenue for the next 12-month period.

Non-GAAP Financial Measures

In addition to consolidated GAAP financial measures, NRC Health reviews various non-GAAP financial measures that management believes to be important in the evaluation of its operating results and performance, including “Adjusted Net Income,” “Adjusted Earnings per Share,” and “Adjusted EBITDA.” Reconciliations of GAAP to non-GAAP financial information are provided later in this release. NRC Health believes Adjusted Net Income, Adjusted Earnings per Share, and Adjusted EBITDA are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as (i) they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of NRC Health’s business, and (ii) the exclusion of non-cash stock compensation is useful for investors applying certain valuation metrics and is consistent with the leverage ratio for our credit facility. Adjusted Net Income represents net income adjusted to add back certain non-recurring executive compensation and non-cash stock compensation and the related tax. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-recurring executive compensation and non-cash stock compensation items. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

© NRC Health

NRC Announces Fourth Quarter 2025 Results

February 3, 2026

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. In this press release, the statements related to future dividends are forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Media Contact

marketing@nrchealth.com

Investor Contact

ir@nrchealth.com

© NRC Health

NRC Announces Fourth Quarter 2025 Results

February 3, 2026

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Income

(In thousands except per share data, unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024

Revenue	$35,193	$36,907	$137,390	$143,060
Operating expenses:
Direct	13,936	14,350	52,371	56,933
Selling, general and administrative	14,444	11,452	54,805	44,911
Depreciation and amortization	2,145	1,516	7,624	6,022
Total operating expenses	30,525	27,318	114,800	107,866

Operating income	4,668	9,589	22,590	35,194
Other income (expense):
Interest income	30	22	111	125
Interest expense	(1,370)	(729)	(4,762)	(2,595)
Other, net	(61)	(6)	(95)	(34)
Total other expense	(1,401)	(713)	(4,746)	(2,504)

Income before income taxes	3,268	8,876	17,844	32,690

Provision for income taxes	1,471	2,315	6,244	7,907
Net income	$1,797	$6,561	$11,600	$24,783

Earnings per share of common stock:
Basic	$0.08	$0.28	$0.50	$1.05
Diluted	$0.08	$0.28	$0.50	$1.04

Weighted average shares and share equivalents outstanding:
Basic	21,786	23,354	22,383	23,703
Diluted	21,807	23,366	22,396	23,743

© NRC Health

NRC Announces Fourth Quarter 2025 Results

February 3, 2026

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Dollars in thousands except share amounts and par value, unaudited)

	2025	2024

Assets
Current assets:
Cash and cash equivalents	$4,139	$4,233
Accounts receivable, net	11,108	11,054
Other current assets	4,962	4,313
Total current assets	20,209	19,600

Property and equipment, net	40,474	38,269
Goodwill	66,152	66,152
Other, net	8,043	8,518
Total assets	$134,878	$132,539

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable, net of unamortized debt issuance costs	$4,014	$4,789
Accounts payable and accrued expenses	4,066	6,285
Accrued wages and bonuses	7,218	4,774
Deferred revenue	16,201	15,786
Dividends payable	3,625	2,770
Other current liabilities	1,496	1,454
Total current liabilities	36,620	35,858

Notes payable, net of current portion and unamortized debt issuance costs	75,021	57,895
Other non-current liabilities	9,247	7,502
Total liabilities	120,888	101,255

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	-	-
Common stock, $0.001 par value; authorized 110,000,000 shares, issued 31,966,504 in 2025 and 31,072,144 in 2024, outstanding 22,637,252 in 2025 and 23,083,116 in 2024	32	31
Additional paid-in capital	183,880	180,249
Retained earnings (accumulated deficit)	(17,298)	(17,064)
Treasury stock	(152,624)	(131,932)
Total shareholders’ equity	$13,990	31,284
Total liabilities and shareholders’ equity	$134,878	$132,539

© NRC Health

NRC Announces Fourth Quarter 2025 Results

February 3, 2026

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three months ended December 31		Twelve months ended December 31
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$1,797	$6,560	$11,600	$24,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,145	1,517	7,624	6,022
Deferred income taxes	2,533	(546)	2,453	(664)
Reserve for uncertain tax positions	70	47	174	258
Loss on disposal of property and equipment	61	17	61	17
Non-cash share-based compensation expense	1,909	188	3,312	284
Change in fair value of contingent consideration	10	60	141	83
Loss on extinguishment of debt	-	-	67	-
Amortization of debt issuance costs	28	-	102	28
Net changes in assets and liabilities:
Trade accounts receivable	1,641	5	(53)	1,757
Prepaid expenses and other current and noncurrent assets	1,045	1,657	24	1,749
Operating lease assets and liabilities, net	(1)	(33)	(41)	(24)
Deferred contract costs, net	(577)	(321)	(936)	(109)
Accounts payable	103	(707)	170	(108)
Accrued expenses, wages and bonuses	(476)	(1,586)	1,670	175
Income taxes receivable and payable	(1,436)	861	(191)	155
Deferred revenue	(1,673)	(1,340)	273	219
Net cash provided by operating activities	7,179	6,379	26,450	34,625
Cash flows from investing activities:
Purchases of property and equipment	(1,121)	(4,444)	(10,706)	(15,448)
Acquisitions, net of cash acquired	-	-	-	(4,833)
Net cash used in investing activities	(1,121)	(4,444)	(10,706)	(20,281)
Cash flows from financing activities:
Payments on notes payable	(1,031)	(941)	(31,424)	(5,986)
Payment of debt issuance costs	-	(5)	(134)	(42)
Borrowings on notes payable	-	15,000	47,681	32,000
Borrowings on revolving loan	-	10,500	33,000	49,500
Payments on revolving loan	-	(15,500)	(33,003)	(49,500)
Payments on finance lease obligations	(2)	(2)	(9)	(21)
Proceeds from the exercise of share-based awards	-	-	132	-
Payment of payroll tax withholdings on share-based awards exercised	(407)	-	(407)	(317)
Payment of acquisition contingent consideration	-	-	(516)	-
Repurchase of shares for treasury	-	(7,398)	(20,180)	(30,945)
Payment of dividends on common stock	(2,698)	(2,817)	(10,978)	(11,453)
Net cash provided by (used in) financing activities	(4,138)	(1,163)	(15,838)	(16,764)
Change in cash and cash equivalents	1,920	772	(94)	(2,420)
Cash and cash equivalents at beginning of period	2,219	3,461	4,233	6,653
Cash and cash equivalents at end of period	$4,139	$4,233	$4,139	$4,233

© NRC Health

NRC Announces Fourth Quarter 2025 Results

February 3, 2026

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Reconciliation of GAAP Net Income to Adjusted Net Income

(In thousands, except per share data, unaudited)

	Three months ended December 31		Twelve months ended December 31
	2025	2024	2025	2024

Net income	$1,797	$6,561	$11,600	$24,783
Add back:
Non-recurring executive compensation	-	-	6,640	-
Tax on non-recurring executive compensation	-	-	(468)	-
Non-cash stock compensation	1,909	189	3,312	284
Tax on stock compensation	(286)	(46)	(346)	(70)
Adjusted net income	$3,420	$6,704	$20,738	$24,997

Earnings per share of common stock:
Basic	$0.08	$0.28	$0.50	$1.05
Diluted	$0.08	$0.28	$0.50	$1.04

Adjusted earnings per share of common stock:
Basic	$0.16	$0.29	$0.93	$1.05
Diluted	$0.16	$0.29	$0.93	$1.05

Weighted average shares and share equivalents outstanding:
Basic	21,786	23,354	22,383	23,703
Diluted	21,807	23,366	22,396	23,743

© NRC Health

NRC Announces Fourth Quarter 2025 Results

February 3, 2026

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Reconciliation of GAAP Net Income to Adjusted EBITDA

(In thousands, unaudited)

	Three months ended December 31		Twelve months ended December 31
	2025	2024	2025	2024

Net income	$1,797	$6,561	$11,600	$24,783
Add back:
Depreciation and amortization	2,145	1,516	7,624	6,022
Interest expense	1,370	729	4,762	2,595
Income taxes	1,471	2,315	6,244	7,907
Non-recurring executive compensation	-	-	6,640	-
Non-cash stock compensation	1,909	189	3,312	284
Adjusted EBITDA	$8,692	$11,310	$40,182	$41,591
Adjusted EBITDA margin	24.7%	30.6%	29.2%	29.1%

© NRC Health